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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): SEPTEMBER 9, 2004


                            ANGELICA CORPORATION
             (Exact name of Company as specified in its charter)


            MISSOURI                      1-5674                43-0905260
  (State or other jurisdiction          (Commission          (I.R.S. Employer
        of incorporation)              File Number)         Identification No.)

      424 SOUTH WOODS MILL ROAD
       CHESTERFIELD, MISSOURI                                    63017-3406
(Address of principal executive offices)                         (Zip Code)


                               (314) 854-3800
              (Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  Angelica Corporation has entered into employment agreements, dated as of September 9, 2004, with each of its following executives: Paul R. Anderegg, Vice President of the Company and President of the Company's Textile Services business operations, Steven L. Frey, Vice President, General Counsel and Secretary of the Company, and James W. Shaffer, Vice President, Treasurer and Chief Financial Officer of the Company. These new employment agreements replace and supercede the named executive's existing employment agreements with the Company.

                  The employment agreements provide for the following annual base salaries: Mr. Anderegg, $300,000; Mr. Frey, $185,000; and Mr. Shaffer, $175,000. Each executive shall also have the opportunity to earn a maximum of 80% of his annual base salary in the form of an annual incentive bonus and 50% of his annual base salary in long-term incentive bonus awards upon meeting criteria to be set by the Company's Board of Directors.

                  Each of Messrs. Anderegg, Frey and Shaffer's respective employment agreements provide for salary continuation upon termination without cause or for good reason not in connection with a change in control transaction. Upon such employment termination, Mr. Anderegg's salary continues for a twenty-four-month period, the last twelve months of which his compensation shall be offset by any compensation he receives through new employment, and the respective salaries of Messrs. Frey and Shaffer continue for a twelve-month period.

                  Upon termination of Mr. Anderegg's employment without cause or for good reason in the non-change in control context, all stock options he has been granted through the Company's stock-based compensation plans or stock option agreements that are not otherwise expired and that are scheduled to vest in accordance with their terms within twelve months of such termination shall vest and those options and his other vested stock options shall continue to be exercisable according to their respective terms. In addition, Mr. Anderegg shall be entitled to continuation of health benefits until such benefits are covered by a new employer or such twenty-four-month period has ended, whichever occurs first.

                  If the employment of Messrs. Anderegg, Frey or Shaffer is terminated in anticipation of, or within two years following, a change in control transaction without cause or for good reason, then under the terms of each employment agreement the terminated executive will receive a lump-sum severance payment equal to 1.5 times his then-current annual salary and immediate vesting of all stock options and restricted stock that he holds that have not expired in accordance with their respective plan or award or grant agreement terms. Each of the executives will also be entitled to the continuation of health benefits for twenty-four months after termination (unless such benefits are covered by a new employer prior to such time) and to five years of credit for purposes of computing the executive's benefits under the Company's Supplemental Retirement Plan.

                  Each of the employment agreements also contains non-compete and non-diversion covenants that extend for one year after termination of the respective executive's employment as well as confidentiality provisions protecting the confidential data and information of the Company.


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                  This description of the employment agreements with each of
Messers. Anderegg, Frey and Shaffer is qualified by reference to the complete agreements that are attached as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                           99.1 Employment Agreement, dated September 9,
                                  2004, by and between the Company and Paul R.
                                  Anderegg.

                           99.2 Employment Agreement, dated September 9,
                                  2004, by and between the Company and Steven
                                  L. Frey.

                           99.3 Employment Agreement, dated September 9,
                                  2004, by and between the Company and James
                                  W. Shaffer.



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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2004

                                            ANGELICA CORPORATION



                                            By: /s/ James W. Shaffer
                                               --------------------------------
                                                James W. Shaffer
                                                Vice President, Treasurer and
                                                Chief Financial Officer




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                                EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1 Employment Agreement, dated September 9, 2004, by and between the Company and Paul R. Anderegg.

99.2 Employment Agreement, dated September 9, 2004, by and between the Company and Steven L. Frey.

99.3 Employment Agreement, dated September 9, 2004, by and between the Company and James W. Shaffer.



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